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                                                                    Exhibit 23.2

     Upon the consummation of the reverse stock split and charter amendment discussed in Note 9(a), we expect to be in a position to issue the following consent.

                                          Arthur Andersen LLP

Boston, Massachusetts
June 27, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Registration Statement.